As filed with the Securities and Exchange Commission on May 26, 2017

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Everi Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0723270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7250 S. Tenaya Way, Suite 100 Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Everi Holdings Inc.
Amended and Restated 2014 Equity Incentive Plan

(Full title of the plan)

Randy L. Taylor
Executive Vice President and Chief Financial Officer
7250 S. Tenaya Way, Suite 100

Las Vegas, Nevada 89113
(800) 833-7110

(Name, address, telephone number, including area code, of agent for service)

With a copy to:

David P. Lewis, Esq.
DLA Piper LLP (US)
2525 East Camelback Road

Suite 1000

Phoenix, AZ 85016

(480) 606-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	3,500,000	$6.77	$23,695,000	$2,746.25

(1)

An aggregate of 11,875,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), may be offered or issued pursuant to the Registrant’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”), plus up to 1,900,000 that may be returned to the Plan from the Registrant’s 2005 Stock Incentive Plan to be offered or issued pursuant to the Plan, for a total of 13,775,000 shares.  The Registrant previously registered 10,275,000 shares on Form S-8 (File No. 333-197860) for issuance under the Plan.  The Registrant is registering an additional 3,500,000 shares for issuance under the Plan on this Form S-8.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act.  The proposed maximum offering price per share, proposed maximum aggregate offering price, and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 22, 2017 (i.e., $6.77), a date that is within five business days of the date of filing of this Registration Statement.   Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

The purpose of this Registration Statement on Form S-8 is to register an additional 3,500,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), for issuance pursuant to the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan (the “Plan”).  The increase in the number of shares of Common Stock authorized to be issued under the Plan was approved by the Registrant’s stockholders on May 23, 2017.  In accordance with General Instruction E to Form S-8, the contents of the prior Registration Statement on Form S-8 (File No. 333-197860)  filed by the Registrant with the Securities and Exchange Commission  (the “SEC”) on August 5, 2014, with respect to shares to be offered or issued under the Plan, are hereby incorporated by reference and made a part hereof.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post‑effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.       Exhibits.

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US) (filed herewith)

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

23.2	Consent of BDO USA, LLP (filed herewith)

23.3	Consent of Deloitte & Touche LLP (filed herewith)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

99.1	Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed with the SEC on May 26, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 26, 2017.

EVERI HOLDINGS INC.

By:	/s/ Michael D. Rumbolz
Michael D. Rumbolz
President and Chief Executive Officer

POWER OF ATTORNEY

Each director and officer whose signature appears below hereby appoints Michael D. Rumbolz and Randy L. Taylor and each of them, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting to such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Rumbolz	President and Chief Executive Officer (Principal Executive Officer) and Director	May 26, 2017
Michael D. Rumbolz

/s/ Randy L. Taylor	Chief Financial Officer (Principal Financial Officer)	May 26, 2017
Randy L. Taylor

/s/ Todd A. Valli	Chief Accounting Officer (Principal Accounting Officer)	May 26, 2017
Todd A. Valli

/s/ E. Miles Kilburn	Chairman and Director	May 26, 2017
E. Miles Kilburn

/s/ Ronald V. Congemi	Director	May 26, 2017
Ronald V. Congemi

/s/ Linster W. Fox	Director	May 26, 2017
Linster W. Fox

/s/ Geoffrey P. Judge	Director	May 26, 2017
Geoffrey P. Judge

/s/ Eileen F. Raney	Director	May 26, 2017
Eileen F. Raney

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US) (filed herewith)

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

23.2	Consent of BDO USA, LLP (filed herewith)

23.3	Consent of Deloitte & Touche LLP (filed herewith)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

99.1	Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed with the SEC on May 26, 2017)